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                                                                     Exhibit 5.3

                               November 25, 2003

TO THE PARTIES SET FORTH
  IN SCHEDULE A HERETO

         RE: American Airlines, Inc. Pass Through Certificates - Shelf Registration.

Ladies and Gentlemen:

         We are acting as counsel to US Bank Trust National Association, in its individual capacity ("US BANK TRUST"), and as Pass Through Trustee (the "PASS THROUGH TRUSTEE") under the Pass Through Trust Agreement (the "AGREEMENT") dated as of March 21, 2002, between American Airlines, Inc. (the "COMPANY") and US Bank Trust. Pursuant to the Agreement and one or more supplemental agreements to be entered into from time to time between the Company and the Pass Through Trustee, the Pass Through Trustee will execute, authenticate and deliver, upon the Company's request, Pass Through Certificates in one or more series in an as yet undetermined total aggregate principal amount ("PASS THROUGH CERTIFICATES") to be registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 ACT"), under the Company's and AMR Corporation's Registration Statement on Form S-3, as amended (the "REGISTRATION STATEMENT"). Except as otherwise defined herein, terms used herein shall have the meanings set forth in, or by reference to, the Agreement.

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         Our representation of US Bank Trust and the Pass Through Trustee has
been as special counsel for the limited purposes stated above. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon (i) the representations and warranties of the parties set forth in the Agreement and (ii) certificates delivered to us by the management of US Bank Trust and have assumed, without independent inquiry, the accuracy of those representations, warranties and certificates.

         We have examined the Agreement, the Registration Statement, the Certificate of the Comptroller of the Currency relating to US Bank Trust and originals, or copies certified or otherwise identified to our satisfaction, of such other records, documents, certificates, or other instruments as we have deemed necessary or advisable for the purposes of this opinion.

         When an opinion set forth below is given to the best of our knowledge, or to our knowledge, or with reference to matters of which we are aware or which are known to us, or with another similar qualification, the relevant knowledge or awareness is limited to the individual lawyers in the firm who have participated directly and substantively in the specific transactions to which this opinion relates, and without any special or additional investigation undertaken for the purposes of this opinion.

         Subject to the limitation set forth below, we have made such examination of law as we have deemed necessary for the purposes of this opinion. The following opinions on behalf of US Bank Trust, in its individual capacity and as Pass Through Trustee are limited to the laws of the Commonwealth of Massachusetts and the federal laws of the United States of America governing the banking and trust powers of US Bank Trust. We express no opinion with respect to federal securities laws, including the 1933 Act, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act of 1939, as amended or state securities or blue sky laws. In addition, no opinion is expressed as to matters governed by any law, statute, rule or regulation of the United States relating to the acquisition, ownership, registration, use, operation, maintenance, repair, replacement or sale of or the nature of the Aircraft.

         Our opinion is further subject to the following exceptions, qualifications and assumptions:

                  (a) We have assumed without any independent investigation that (i) the Company, at all times relevant to the opinions given herein, is validly existing and in good standing under the laws of the jurisdiction in which it is organized, and is qualified to do business and in good standing under the laws of each jurisdiction where such qualification is required generally or necessary in order for such party to enforce its rights under the Agreement, and (ii) the Company, at all times relevant to the opinions given herein, had and has the full power, authority and legal right under its certificate of incorporation, partnership agreement, by-laws, and other governing organizational documents, and the applicable corporate, partnership, or other enterprise legislation and other applicable laws, as the case may be and to perform its obligations under the Agreement

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                  (b)      In addition to any other limitation by operation of
         law upon the scope, meaning or purpose of this opinion, this opinion speaks only as of the date hereof. We have no obligation to advise the recipients of this opinion (or any third party) of changes of law or fact that may occur after the date hereof, even though the change may affect the legal analysis, a legal conclusion or any information contained herein.

         All opinions contained herein with respect to the enforceability of documents and instruments are qualified to the extent that:

                  (c) the availability of equitable remedies, including, without limitation, specific enforcement and injunctive relief, is subject to the discretion of the court before which any proceedings therefor may be brought; and

                  (d) the enforceability of certain terms provided therein may be limited by

                           (i) applicable bankruptcy, reorganization, fraudulent conveyance, arrangement, insolvency, moratorium or similar law affecting the enforcement of creditors' rights generally as at the time in effect, and

                           (ii) general principles of equity and the discretion of a court in granting equitable remedies (whether enforceability is considered in a proceeding at law or in equity).

         This opinion is rendered solely for the benefit of those institutions listed on Schedule A hereto and their successors and assigns in connection with the transactions contemplated by the Agreement and may not be used or relied upon by any other person or for any other purpose.

1. US Bank Trust is a national banking association validly formed and authorized to operate as a national banking association under the laws of the United States of America and, in its individual capacity or as Pass Through Trustee, as the case may be, has the requisite corporate and trust power and authority to execute, deliver and perform its obligations under the Agreement, the supplements contemplated thereby and the Pass Through Certificates, when issued, and to issue and execute the Pass Through Certificates, when issued.

2. US Bank Trust, in its individual capacity or as Pass Through Trustee, as the case may be, has duly authorized, executed and delivered the Agreement, and the Agreement constitutes a valid and binding obligation of US Bank Trust, in its individual capacity or as Pass Through Trustee, as the case may be, enforceable against US Bank Trust, in its individual capacity or as Pass Through Trustee, as the case may be, in accordance with the terms of the Agreement.

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3.       The authorization, execution, delivery and performance by US Bank
         Trust, in its individual capacity or as Pass Through Trustee, as the case may be, of the Agreement and the consummation of the transactions therein contemplated and compliance with the terms thereof do not and will not violate the provisions of the charter documents or by-laws of US Bank Trust and, to the best of our knowledge, do not conflict with, or result in a breach of any terms or provisions of, or constitute a default under, or result in the creation or the imposition of any lien, charge or encumbrance upon any property or assets of US Bank Trust, in its individual capacity or as Pass Through Trustee, under any indenture, mortgage or other agreement or instrument, in each case known to us, to which US Bank Trust, in its individual capacity or as Pass Through Trustee, is a party or by which it is bound, or violates any applicable Massachusetts or federal law, rule or regulation governing the banking or trust powers of US Bank Trust, or, to the best of our knowledge, of any judgment, order or decree known to us, applicable to US Bank Trust, in its individual capacity or as Pass Through Trustee, of any court, regulatory body, administrative agency, government or governmental body having jurisdiction over US Bank Trust.

4. No authorization, approval, consent, license or order of, giving of notice to, registration with, or taking of any other action in respect of, any federal or Massachusetts state governmental authority or agency pursuant to any federal or Massachusetts law governing the banking or trust powers of US Bank Trust is required for the authorization, execution, delivery and performance by US Bank Trust, in its individual capacity or as Pass Through Trustee, as the case may be, of the Agreement or the consummation of any of the transactions by US Bank Trust, in its individual capacity or as Pass Through Trustee, as the case may be, contemplated thereby; and such authorization, execution, delivery, performance, consummation and issuance do not conflict with or result in a breach of the provisions of any such law.

5. To our knowledge, but without having investigated any governmental records or court dockets, and without having made any other independent investigation, there are no proceedings pending or overtly threatened in writing against or affecting US Bank Trust in any court or before any governmental authority, agency, arbitration board or tribunal which, if adversely determined, individually or in the aggregate, could reasonably be expected to affect materially and adversely the Pass Through Trust or affect the right, power and authority of US Bank Trust, in its individual capacity or as Pass Through Trustee, as the case may be, to enter into or perform its obligations under the Agreement.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of person whose consent is required under Section 7 of the 1933 Act or the Rules and Regulations of the Securities and Exchange Commission.

                                           Very truly yours,

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                                          /s/ Shipman & Goodwin LLP

                                          SHIPMAN & GOODWIN LLP

RMB/pmk

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                                   SCHEDULE A

US Bank Trust National Association

American Airlines, Inc.

Debevoise & Plimpton